EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE
                                                             Contact: Luke Haase
                                                                    231.932.0400

             INTERPLAY ANNOUNCES INTENT TO CONDUCT PRIVATE PLACEMENT PROCEEDS WOULD FUND MASSIVELY MULTIPLAYER ONLINE VERSION OF FALLOUT

BEVERLY HILLS, CA, NOVEMBER 20, 2006 - Interplay Entertainment Corp. (IPLY.OB) today filed a Form 8-K with the SEC announcing the Company has engaged a Paris-based investment bank to conduct an offshore Private Placement of its common stock. The offering of newly issued shares for an amount of at least
(euro)20 million and up to (euro)50 million in total will be reserved exclusively to non US based accredited investors. The securities offered will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. A Paris-based listing sponsor will obtain listing of such shares on the Euronext European exchange. Placement is expected to close before December 31, 2006 and proceeds will be used for general corporate purpose and the funding of the development of a Massively Multiplayer Online Game based on the Company's game Fallout. The Company does not intend to commit itself to issue more shares than are currently available under its authorized share capital.

The filing also includes disclosure regarding restructuring of compensation for Chief Executive Officer Herve Caen , including a conversion of Herve Caen's earned but unpaid salary being converted to a conditional demand note. There is also disclosure relating to compensation of other board members.

Commenting on the announcement, Caen said, "Having significantly reduced our debt over the past two years, we are now in an improved position to raise capital. This private placement will be another critical step toward the funding and development of our Fallout property into a Massively Multiplayer Online Game, which represents our plan for growth in the coming years."

Interplay Entertainment Corp. is a developer, publisher and licensor of interactive entertainment software for both core gamers and the mass market. The Company is most widely known for its titles in the action/arcade, adventure/role playing game (RPG), and strategy/puzzle categories. Interplay has produced titles for many of the most popular interactive entertainment software platforms, and currently are focusing our publishing and distribution business by developing interactive entertainment software for the Online Massively Multiplayer market.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Statements contained in this release except for historical information are forward-looking statements that are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Specifically, there can be no assurance that the Company will complete a financing transaction, or any other strategic transaction on favorable terms or at all. Additional important factors that may cause a difference between projected and actual results for the Company are discussed in the Company's filings from time to time with the U.S. Securities and Exchange Commission, including but not limited to the Company's annual reports on Form 10-K, subsequent quarterly filings on Form 10-Q and current reports on Form 8-K. The Company disclaims any obligation to revise or update any forward-looking statements that may be made from time to time by it or on its behalf.

                                    - # # # -